CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this  Annual
Report (Form 10-K) of TCBY Enterprises, Inc. of our report dated January 13, 1998, included in the 1997 Annual Report to Stockholders of TCBY Enterprises, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37484) pertaining to the 1989 Stock Option Plan of TCBY Enterprises, Inc.
and Form S-8 (No. 333-30827) pertaining to the 1992 Employee Stock Option Plan of TCBY Enterprises, Inc of our report
dated  January  13,   1998,  with  respect  to   the
consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of TCBY Enterprises, Inc. for the year ended November 30, 1997.


                              /s/ Ernst & Young LLP
                                  _____________________
                                  Ernst & Young LLP


Little Rock, Arkansas
February 23, 1998